Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$140,715,121
Unrealized Gain (Loss) on Market Value of Futures	426,245,100
Dividend Income	5,752
Interest Income	102,662
ETF Transaction Fees	27,000
Total Income (Loss)	$567,095,635

Expenses
General Partner Management Fees	$1,055,724
Brokerage Commissions	422,002
Professional Fees	80,101
NYMEX License Fee	35,191
SEC & FINRA Registration Expense	26,693
Non-interested Directors' Fees and Expenses	17,222
Prepaid Insurance Expense	8,002
Total Expenses	$1,644,935
Net Income (Loss)	$565,450,700

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/15	$2,792,274,188
Additions (15,600,000 Shares)	296,606,501
Withdrawals (43,900,000 Shares)	(841,475,784)
Net Income (Loss)	565,450,700

Net Asset Value End of Month	$2,812,855,605
Net Asset Value Per Share (137,200,000 Shares)	$20.50

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612